CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 26, 2016, relating to the financial statements and financial highlights which appear in the March 31, 2016 Annual Report to Shareholders of Delaware Investments Ultrashort Fund (constituting Delaware Group® Cash Reserve), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 26, 2016